UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definite Agreement.

On November 1, 2018, Carvana, LLC, a subsidiary of Carvana Co. (the “Company”), and Ernest C. Garcia III, the Company’s Chief Executive Officer, entered in a Confidentiality, Assignment of Inventions, and Restrictive Covenant Agreement containing certain covenants by Mr. Garcia relating to confidentiality, non-competition, non-solicitation, and the assignment by Mr. Garcia to Carvana, LLC of any intellectual property created by him during his employment with the Company and related to the Company’s business.

The Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 30, 2018, the Company’s Board of Directors approved amendments to the Company’s executive officers’ performance-based cash bonus awards. The amendments revise the definitions of certain performance targets to ignore the effects of the 100k Milestone Awards. As previously announced by the Company, the 100k Milestone Awards are offset by Mr. Garcia’s contributions to the Company of his individually owned Class A common stock of the Company. While the 100k Milestone Awards appear as equity-based compensation expense within the Company’s financial statements, such performance targets were not intended to incorporate effects such as the 100k Milestone Award.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Confidentiality, Assignment of Inventions, and Restrictive Covenant Agreement, dated November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 1, 2018	CARVANA CO.

		By:	/s/ Paul Breaux
		Name:	Paul Breaux
		Title:	General Counsel, Vice President and Secretary